SECURITIES PURCHASE AGREEMENT


         This Securities Purchase Agreement ("Agreement") is entered into as of the 30th day of November, 2000, by and between Primedex Health Systems, Inc., a New York corporation ("PHS'), and DVI Business Credit Corporation, a Delaware corporation ("DVI"), with reference to the following facts:

                                 R E C I T A L S

         A. PHS has outstanding obligations to DVI of in excess of Sixty-Three Million Dollars ($63,000,000) (the "Debt").

         B. DVI has agreed to cancel Five Million Five Hundred Forty-Two Thousand Eighteen Dollars ($5,542,018) of the Debt in exchange for PHS Series A five percent (5%) Non-Voting Convertible Preferred Stock in accordance with the following terms and conditions and PHS has agreed to issue said Preferred Stock in accordance with such terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, PHS and DVI hereby agree as follows:

         1. SALE OF SHARES.

                  (a) SALE AND PURCHASE. On the terms and subject to the conditions set forth herein, DVI hereby agrees to purchase, and PHS hereby agrees to sell, five million five hundred forty-two thousand eighteen (5,542,018) shares of its five percent (5%) Non-Voting Convertible Preferred Stock (the "Preferred Stock"), free and clear of all liens, charges, encumbrances and claims of any nature on the basis of cancellation of one dollar ($1.00) of Debt for each one (1) share of Preferred Stock.

                  (b) PURCHASE PRICE. As full payment for the issuance and sale of the Preferred Stock to DVI pursuant hereto, at the Closing (as hereinafter defined) DVI shall cancel Five Million Five Hundred Forty-Two Thousand Eighteen Dollars ($5,542,018) of the DVI Debt.

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                  (c) CONVERTIBLE PREFERRED STOCK. Upon execution of this
Agreement PHS will proceed to file a Certificate of Designation of the Preferences, Rights and Limitations of the Preferred Stock in the form attached hereto as Exhibit "A" (the "Certificate") with the New York Secretary of State which shall provide as follows:

                           (i)      Dividends shall accrue at the rate of five
percent (5%) per annum.

                           (ii)     The Preferred Stock shall be non-voting.

                           (iii)    At anytime during the first five (5) years
after issuance of the Preferred Stock the Preferred Stock shall be convertible into shares of PHS Common Stock (the "Common Stock") on a share for share basis. Additional shares of Common Stock will also be issued for any accrued but unpaid dividends on the basis of one share of Common Stock for each one dollar of accrued but unpaid dividends.

                           (iv)     Upon conversion of the Preferred Stock each
share of Common Stock will also receive a five (5) year warrant to purchase an additional share of Common Stock (the "Warrant") at an exercise price to be based upon the year of conversion, i.e.

                                    (A)     If the Preferred Stock is converted
prior to the end of the first year after issuance the exercise price will be one dollar and twenty cents ($1.20) per share;

                                    (B)     After the first year but before the
second year, one dollar and forty cents ($1.40) per share;

                                    (C)     After the second year but before
the third year, one dollars and sixty cents ($1.60) per share;

                                    (D)     After the third year, but before the
fourth year, one dollar and eighty cents ($1.80) per share; and

                                    (E) After the fourth year, two dollars
($2.00) per share.

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

                           (v)      From and after the completion of five (5)
years after issuance of the Preferred Stock DVI shall have the option to require PHS to repurchase any unconverted shares of Preferred Stock on the basis of two dollars ($2.00) per share, cash.

                           (vi)     PHS shall have the right to redeem the
Preferred Stock during the first five (5) years after its issuance on the following basis:

                                    (A)     If the Preferred Stock is redeemed
prior to the end of the first year after issuance the price will be one dollar and fifteen cents ($1.15) per share;

                                    (B)     After the first year but before the
second year, one dollar and twenty-five cents ($1.25) per share;

                                    (C)     After the second year but before the
third year, one dollar and thirty-five cents ($1.35) per share;

                                    (D)     After the third year but before the
fourth year, one dollar and forty-five cents ($1.45) per share; and

                                    (E)     After the fourth year, one dollar
and fifty-five cents ($1.55) per share.

                           (vii)    In the event there is a Change of Control of
PHS then and in that event DVI shall have thirty (30) days from and after receiving notice of the Change of Control event (which PHS shall provide upon its occurrence) to require PHS to purchase from DVI all of its then remaining shares of Preferred Stock, which PHS shall do within thirty (30) days of receipt of the election notice from DVI, at a price equal to the greater of:

                                    (A)     the redemption price required to be
paid by PHS to accomplish a redemption of the DVI then owned Preferred Stock as of the date of the change of control event, or

                                    (B)     an amount equal to the public market
price of PHS Common Stock as quoted in the public market in which the PHS Common Stock then trades on the date of the change of control event (either the last quoted sale price or the average of the last bid and asked price, whichever more

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accurately then provides the closing sale price on said date) multiplied by (1)
the number of shares of Common Stock into which the remaining shares of Preferred Stock issued to DVI and then owned by DVI could then be converted, and
(2) the number of shares of Common Stock into which the Warrants to be issued in connection with the conversion of the DVI then owned Preferred Stock could then be exchanged. Against such total is then deducted the exercise price of the Warrants required to be paid at that time in connection with their exercise.

A Change of Control shall be deemed to have taken place if:

                           (C)      Any person - including a group of persons
acting in concert for the purpose of acquiring, holding, voting, or disposing of voting securities of PHS, but excluding Howard G. Berger, M.D. and his heirs, and any corporation of which Howard G. Berger, M.D. or his heirs, is the majority shareholder - becomes the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934, and any successor rule thereto) of voting securities of PHS having fifty-one percent (51%) or more of the total number of votes that may be cast for the election of directors of PHS; or

                           (D)      There occurs (i)(w) any cash tender or
exchange offer for shares of PHS, (x) any merger or other business combination involving PHS, (y) any sale of assets of PHS, or (z) any combination of the foregoing transactions, and (ii) as a result of or in connection with any such event (including, without limitation, the voluntary resignation of one or more directors) persons who were directors of PHS before the event shall cease to constitute a majority of the board of directors of PHS or any entity successor thereto or to substantially all of the assets thereof; or

                           (E)      There occurs (i) a merger or other business
combination involving PHS, and (ii) the persons who owned the issued and outstanding voting securities of PHS immediately prior to the transaction cease to beneficially own, as a result of the transaction, issued or outstanding voting securities of PHS or any entity successor thereto or to substantially all of the assets thereof which entitle the holders thereof to cast a majority of the votes that may be cast in the election of directors.

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

         2. CONDITIONS TO DVI CLOSING. The following documents shall be delivered by PHS to DVI at the Closing:

                  (a) A copy certified by the Secretary of PHS of the resolutions adopted by PHS authorizing and approving this Agreement, the Certificate, the issuance of the Preferred Stock and Warrant and the transactions contemplated thereby.

                  (b) A certificate of incumbency executed by the Secretary of PHS, certifying the names, titles and signatures as those of the officers qualified to execute this Agreement and the documents contemplated by this Agreement.

         3. CONDITIONS TO PHS CLOSING. The delivery of the shares of Preferred Stock to be sold and delivered to DVI is subject to the performance by DVI of all the terms and conditions on its part to perform hereunder prior to or as of the Closing and the following conditions precedent:

                  (a) DVI shall deliver to PHS a copy certified by the Secretary of DVI of the resolutions of DVI authorizing and approving this Agreement, the cancellation of the Debt pursuant to this Agreement and the transactions contemplated hereby.

                  (b) A certificate of incumbency executed by the Secretary of DVI certifying the names, titles and signatures as those officers qualified to execute this Agreement and any documents contemplated hereby.

         4. REPRESENTATIONS BY DVI. DVI hereby represents and warrants to PHS as follows:

                  (a) DVI has good and marketable title to the Debt, free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind. DVI has full and unrestricted legal right, power and authority to sell, assign and transfer the Debt to PHS in accordance with this Agreement and the cancellation of the Debt in exchange for the Preferred Stock will relieve PHS of any and all liability therefor.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any order, judgment, injunction, award or decree of any court,

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arbitrator or governmental or regulatory body that is binding upon DVI, (ii)
violate any statute, law or regulation applicable to DVI with respect to the transactions contemplated herein or (iii) conflict with, result in the breach of the terms, conditions or provisions of or constitute a default, an event of default or event creating rights of acceleration, termination or cancellation under any note, instrument, agreement, mortgage, lease or other obligation to which DVI is a party or to which any of the Debt or any of DVI's other properties, is subject.

                  (c) As a result of any act or failure to act by DVI, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim against or upon PHS for any commission, fee or compensation as a finder, broker or in any similar capacity.

                  (d) DVI understands that the Preferred Stock to be issued hereby, the Common Stock on conversion, the Warrant and the Common Stock on exercise of the Warrant have not been registered under the Securities Act of 1933, as amended, by reason of their issuance in a transaction exempt from the registration requirements of said Act pursuant to Section 4(2) thereof and can not be resold, transferred or hypothecated without compliance with the terms of said Act.

         5. REPRESENTATIONS BY PHS. PHS represents and warrants to DVI as follows:

                  (a) PHS is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the power and lawful authority to enter into this Agreement and to consummate the transactions provided for herein and, the delivery of the Preferred Stock to DVI in accordance with Section 1 hereof will deliver valid title to the Preferred Stock, free and clear of all liens, encumbrances, claims and restrictions of every kind.

                  (b) The execution and delivery of this Agreement and the related agreements (including without limitation the Certificate, the Preferred Stock and Warrant referred to herein, and the consummation of the transactions contemplated hereby and thereby, have been or will prior to the Closing be duly

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

and validly authorized by the board of directors of PHS, and no other acts or proceedings on the part of PHS will be necessary to authorize this Agreement or the related agreements or the transactions contemplated hereby and thereby.

                  (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation of PHS, (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body that is binding upon PHS, (iii) violate any statute, law or regulation applicable to PHS with respect to the transactions contemplated herein, including but not limited to the Securities Act of 1933, as amended, or (iv) conflict with, result in a breach of the terms, conditions or provisions of or constitute a default, an event of default or event creating rights of acceleration, termination or cancellation under, any note, instrument, agreement, mortgage, lease or other obligations to which PHS is a party or to which any of its properties is subject.

                  (d) As a result of any act or failure to act by PHS, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim against or upon DVI for any commission, fee or other compensation as a finder, broker or in any similar capacity.

                  (e) There have not been any material adverse changes in the business, assets, financial condition or prospects of PHS that are not disclosed in the annual Report on Form 10-K for the fiscal year ended October 31, 1999, as filed by PHS with the Securities and Exchange Commission ("SEC"), or in the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2000, as filed by PHS with the SEC. PHS has provided true and complete copies of said 10-K and 10-Q Reports to DVI.

         6. CLOSING. The closing of the transactions provided for herein (the "Closing") shall take place at the offices of PHS at 1516 Cotner Avenue, Los Angeles, California 90025, at 1:00 p.m. on the first Tuesday following the filing of the Certificate referenced in Section 1(c) hereinabove with the New York Secretary of State, or such other date or place agreed to by the parties (the "Closing Date"). At the closing, (a) PHS shall deliver to DVI share certificates representing the Preferred Stock, duly registered in the name of DVI, and (b) DVI shall deliver to PHS a statement that the Debt has been canceled.

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         7. FURTHER ASSURANCES. At the Closing, and from time to time thereafter, PHS shall execute and deliver to DVI such other documents and instruments, and take such other actions, as DVI may reasonably request in order to more fully vest in DVI and to perfect its title to the Preferred Stock and DVI will execute and deliver to PHS such other documents and instruments, and take such other actions, as PHS may reasonably request in order to more fully cancel the Debt.

         8. MISCELLANEOUS.

                  (a) NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including communications transmitted by facsimile) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, transmitted by facsimile or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed as follows:

                           If to PHS:        Primedex Health Systems, Inc.
                                             1516 Cotner Avenue
                                             Los Angeles, CA  90025
                                             Attention: Howard G. Berger, M.D.,
                                             President
                                             Facsimile: 310-445-2980

                           If to DVI:        DVI Business Credit Corporation
                                             2500 York Road
                                             Jamison, PA  18929
                                             Attention: Richard E. Miller
                                             Facsimile: 215-488-5404

or to such other address or facsimile number as any party may designate by notice complying with the terms of this Section 8(a). Each such notice shall be deemed delivered (i) on the date delivered by personal delivery, (ii) on the date of transmission with confirmation of transmission if by facsimile and (iii) on the date upon which the return receipt as signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

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

                  (b) SPECIFIC PERFORMANCE. The parties hereto acknowledge that they have bargained for the performance of the specific duties and obligations of each of the parties contained in this Agreement and that, in the event of a default by any party hereunder, money damages will not adequately compensate the injured party. Accordingly, each party hereto agrees and consents to the specific performance of such party's duties and obligations hereunder by the valid judgment or decree of a court of competent jurisdiction in the event of such party's failure to perform such duties and obligations in accordance with their terms.

                  (c) SUCCESSORS IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

                  (d) CHOICE OF LAW. It is the intention of the parties that the substantive laws of California shall govern the validity of the Agreement, the construction of its terms and interpretation of the rights and duties of the parties hereunder.

                  (e) SEVERABILITY. In the event any provision hereof shall be invalid, illegal or unenforceable, the validity, legality or enforceabiltiy of the remaining provisions shall not in any way be affected or impaired thereby.

                  (f) INTEGRATED AGREEMENT. The foregoing constitutes the entire agreement of the parties on the subject hereof, and there are no agreements or understandings between the parties relating to the sale of the Preferred Stock by PHS to DVI other than those set forth herein.

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

                  (g) COUNTER EXECUTION. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first above written.

                                    PRIMEDEX HEALTH SYSTEMS, INC.



                                    By:
                                        ----------------------------------------
                                            Howard G. Berger, M.D., President


                                    DVI BUSINESS CREDIT CORPORATION



                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

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